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As filed with the Securities and Exchange Commission on June 19, 2014

Registration No. 333-194772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ServiceMaster Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8741 (Primary Standard Industrial Classification Code Number)	20-8738320 (I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard
Memphis, Tennessee 38120
(901) 597-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James T. Lucke, Esq.
Senior Vice President and General Counsel
ServiceMaster Global Holdings, Inc.
860 Ridge Lake Boulevard
Memphis, Tennessee 38120
(901) 597-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 (212) 909-6000	John C. Ericson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common stock, $0.01 par value per share	41,285,000	$21.00	$866,985,000	$111,668

(1)
Includes shares/offering price of shares that may be sold upon exercise of the underwriters' option to purchase additional shares.

(2)
This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. These figures are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)
Previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The purpose of this Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-194772) is to file certain exhibits to the Registration Statement as indicated on the Exhibit Index incorporated by reference in Item 16 of Part II of this Amendment No. 4. No change is made to Part I or Part II of the registration statement, other than to the Exhibit Index incorporated by reference in Item 16 of Part II of this Amendment No. 4. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II, the signature page of the registration statement, the Exhibit Index and the exhibits filed herewith.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority filing fee.

SEC Registration Fee	$111,668
FINRA Filing Fee	$130,548
Stock Exchange Listing Fee	$300,000
Printing Fees and Expenses	$600,000
Accounting Fees and Expenses	$700,000
Legal Fees and Expenses	$3,000,000
Transfer Agent Fees and Expenses	$10,000
Miscellaneous	1,147,784

Total:	$6,000,000

Item 14.    Indemnification of Directors and Officers.

ServiceMaster Global Holdings, Inc. is incorporated under the laws of the State of Delaware.

        Section 145(a) of the General Corporation Law of the State of Delaware, or the "DGCL," provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director's liability (1) for breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

        Our Second Amended and Restated Certificate of Incorporation will contain provisions permitted under Delaware General Corporation Law relating to the liability of directors. These provisions will eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

  •
  any breach of the director's duty of loyalty;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  •
  under Section 174 of the Delaware General Corporation Law (unlawful dividends); or

  •
  any transaction from which the director derives an improper personal benefit.

        Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated By-laws will require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated By-laws will provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Indemnification Agreements

        We and SvM are parties to indemnification agreements with certain of the Equity Sponsors, pursuant to which we and SvM indemnify such entities and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreements described above under "Certain Relationships and Related Party Transactions—Consulting Agreements" and certain other claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

        Prior to the completion of this offering, we will enter into indemnification agreements with our directors. The indemnification agreements will provide the directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Directors' and Officers' Liability Insurance

        Prior to the offering we will have obtained directors' and officers' liability insurance which insures against certain liabilities that our directors and officers and the directors and officers of our subsidiaries may, in such capacities, incur.

Item 15.    Recent Sales of Unregistered Securities.

        On February 22, 2011, we issued 115,151 shares of our common stock to one of our officers in exchange for approximately $1.9 million in cash.

        On April 8, 2011, we issued 15,210 shares of our common stock to three of our employees in exchange for approximately $0.3 million in cash.

        On April 29, 2011, we issued 33,333 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.5 million in cash.

        On June 22, 2011, we issued 300,000 shares of our common stock pursuant to the exercise of stock options to one of our officers in exchange for approximately $4.5 million in cash.

        On December 16, 2011, we issued 133,329 shares of our common stock to six of our officers and employees in exchange for approximately $2.2 million in cash.

        On March 21, 2012, we issued 28,567 shares of our common stock to five of our officers and employees in exchange for approximately $0.6 million in cash.

        On March 30, 2012, we issued 13,333 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.2 million in cash.

        On June 1, 2012, we issued 6,666 shares of our common stock to two of our employees in exchange for approximately $0.2 million in cash.

        On September 28, 2012, we issued 46,666 shares of our common stock to four of our officers and employees in exchange for approximately $1.1 million in cash. On September 28, 2012, we also issued 23,750 shares of our common stock pursuant to the exercise of stock options to two of our employees for approximately $0.4 million in cash.

        On October 5, 2012, we issued 63,333 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $1.0 million in cash.

        On October 31, 2012, we issued 31,666 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.5 million in cash.

        On November 2, 2012, we issued 26,666 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.4 million in cash.

        On November 30, 2012, we issued 41,666 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.6 million in cash.

        On December 27, 2012, we issued 13,333 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.2 million in cash.

        On December 28, 2012, we issued 40,000 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.6 million in cash.

        On September 13, 2013, we issued 245,156 shares of our common stock to 21 of our officers and employees in exchange for approximately $3.7 million in cash.

        On December 11, 2013, we issued 192,466 shares of our common stock to seven of our directors, officers and employees in exchange for approximately $3.0 million in cash.

        On December 26, 2013, we issued 53,333 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.8 million in cash.

        On March 18, 2014, we issued 483,758 shares of our common stock to 66 of our officers and employees in exchange for approximately $5.8 million in cash in two separate transactions.

        On April 14, 2014, we issued 12,860 shares of our common stock pursuant to the exercise of stock options to one of our employees in exchange for approximately $0.1 million in cash.

        On May 16, 2014, we issued 30,188 shares of our common stock pursuant to the exercise of stock options to three of our employees in exchange for approximately $0.3 million in cash.

        The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

        Share amounts above give effect to the 2-for-3 reverse stock split of our common stock completed on June 13, 2014.

Item 16.    Exhibits and Financial Statement Schedules.

        The Exhibits to this Registration Statement on Form S-1 are listed in the Exhibit Index which follows the signature pages to this Registration Statement and is herein incorporated by reference.

Financial Statement Schedules

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
ServiceMaster Global Holdings, Inc.
Memphis, Tennessee

        We have audited the consolidated financial statements of ServiceMaster Global Holdings, Inc., and subsidiaries (the "Company") as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, and have issued our report thereon dated March 24, 2014 (May 9, 2014 as to Note 3 and Note 7 to the consolidated financial statements; June 13, 2014 as to the reverse stock split described in Note 20 to the consolidated financial statements); such consolidated financial statements and report are included elsewhere in this Registration Statement. Our audits also included the consolidated financial statement schedules of the Company listed in Item 16. These consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP
Memphis, Tennessee
March 24, 2014 (May 9, 2014 as to Note 3 and Note 7 to the consolidated financial statements)

 SCHEDULE I
SERVICEMASTER GLOBAL HOLDINGS, INC. (PARENT)
CONDENSED FINANCIAL INFORMATION
CONDENSED STATEMENTS OF INCOME
(In millions)

	Year ended December 31,
	2013	2012	2011
Revenue	$—	$—	$—
Selling and administrative expenses	1	1	—
Interest and net investment (income) loss	—	—	(7)
Loss on extinguishment of debt	—	—	(1)

(Loss) Income from Continuing Operations before Income Taxes	(1)	(1)	8
Provision for income taxes	—	—	3

(Loss) Income from Continuing Operations	(1)	(1)	5
Equity in earnings of subsidiaries (net of tax)	(506)	(713)	41

Net (Loss) Income	$(507)	$(714)	$46

Total Comprehensive (Loss) Income	$(507)	$(701)	$57

 SERVICEMASTER GLOBAL HOLDINGS, INC. (PARENT)
CONDENSED FINANCIAL INFORMATION
CONDENSED BALANCE SHEETS
(In millions)

	As of December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$8	$6
Prepaid expenses and other assets	—	1

Total Current Assets	8	7
Other Assets:
Investments in and advances to subsidiaries	52	554

Total Assets	$60	$561

Liabilities and Shareholders' Equity Current Liabilities:
Accrued liabilities:
Other	$—	$3

Total Current Liabilities	—	3
Long-Term Debt	14	—
Other Long-Term Liabilities:
Deferred taxes	23	23

Total Other Long-Term Liabilities	23	23
Shareholders' Equity	23	535

Total Liabilities and Shareholders' Equity	$60	$561

 SERVICEMASTER GLOBAL HOLDINGS, INC. (PARENT)
CONDENSED FINANCIAL INFORMATION
CONDENSED STATEMENTS OF CASH FLOWS
(In millions)

	As of December 31,
	2013	2012	2011
Cash and Cash Equivalents at Beginning of Period	$6	$10	$12

Net (Loss) Income Before Equity in Net Income of Subsidiary	(1)	(1)	5
Loss on extinguishment of debt	—	—	(1)
Deferred income tax (benefit) provision	—	—	6
Change in working capital, net of acquisitions:
Current income taxes	—	—	(3)
Receivables	(3)	3	—
Inventories and other current assets	1	(1)	—
Accrued liabilities	—	—	3

Net Cash (Used for) Provided from Operating Activities from Continuing Operations	(3)	1	10

Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	14	—	—
Payments of debt	—	—	65
Repurchase of common stock and payments of restricted stock share withholdings	(16)	(11)	(87)
Net intercompany advances	7	6	10

Net Cash Provided From (Used for) Financing Activities from Continuing Operations	5	(5)	(12)

Cash Increase (Decrease) During the Period	2	(4)	(2)

Cash and Cash Equivalents at End of Period	$8	$6	$10

 Notes to ServiceMaster Global Holdings, Inc. (Parent) Condensed Financial Statements

1.     Basis of Presentation

        The condensed financial statements of ServiceMaster Global Holdings, Inc. ("Parent") are required as a result of the restricted net assets of Parent's consolidated subsidiaries exceeding 25% of Parent's consolidated net assets as of December 31, 2013. All consolidated subsidiaries of Parent are wholly owned. The primary source of income for Parent is equity in its subsidiaries' earnings.

        Pursuant to rules and regulations of the SEC, the unconsolidated condensed financial statements of Parent do not reflect all of the information and notes normally included with financial statements prepared in accordance with GAAP. Therefore, these condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in this Registration Statement on Form S-1.

        Parent has accounted for its subsidiaries under the equity method in the unconsolidated condensed financial statements.

2.     Related Party Transactions

        On April 19, 2013, Parent entered into a revolving promissory note with SvM with a maximum borrowing capacity of $25 million that is scheduled to mature on April 18, 2018. Amounts outstanding under this agreement shall bear interest at the rate of 5.0 percent per annum. As of December 31, 2013, Parent had borrowed $14 million under this note. The funds borrowed under this note are used by Parent to repurchase shares of its common stock from associates who have left SvM.

 SCHEDULE II
SERVICEMASTER GLOBAL HOLDINGS, INC.
VALUATION AND QUALIFYING ACCOUNTS
(In millions)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Deductions(1)	Balance at End of Period
AS OF AND FOR THE YEAR ENDING DECEMBER 31, 2013
Continuing Operations—
Allowance for doubtful accounts
Accounts receivable	$20	$36	$34	$22
Notes receivable	3	1	—	4
Income tax valuation allowance	6	1	—	7
AS OF AND FOR THE YEAR ENDING DECEMBER 31, 2012
Continuing Operations—
Allowance for doubtful accounts
Accounts receivable	$16	$35	$31	$20
Notes receivable	2	1	—	3
Income tax valuation allowance	6	—	—	6
AS OF AND FOR THE YEAR ENDING DECEMBER 31, 2011
Continuing Operations—
Allowance for doubtful accounts
Accounts receivable	$14	$31	$29	$16
Notes receivable	2	—	—	2
Income tax valuation allowance	15	—	9	6

(1)
Deductions in the allowance for doubtful accounts for accounts and notes receivable reflect write-offs of uncollectible accounts. Deductions for the income tax valuation allowance in 2013 are primarily attributable to the reduction of net operating loss carryforwards related to their expiration. Deductions for the income tax valuation allowance in 2012 are primarily attributable to the reduction of net operating loss carryforwards related to the dissolution of certain subsidiaries. Deductions for the income tax valuation allowance in 2011 are primarily attributable to the reduction of net operating loss carryforwards and other tax attributes related to the dissolution of certain subsidiaries.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, ServiceMaster Global Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on June 19, 2014.

SERVICEMASTER GLOBAL HOLDINGS, INC.
By:	/s/ JAMES T. LUCKE
	Name:	James T. Lucke
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 19, 2014 by the following persons in the capacities indicated.

Signature	Title

* John Krenicki, Jr.	Director, Chairman of the Board
* Robert J. Gillette	Chief Executive Officer and Director (Principal Executive Officer)
* Alan J. M. Haughie	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
* John P. Mullen	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* Richard P. Fox	Director
* Darren M. Friedman	Director
* Sarah Kim	Director

S-1

Signature		Title

* Stephen J. Sedita		Director
* David H. Wasserman		Director
*By:	/s/ JAMES T. LUCKE James T. Lucke as Attorney-in-Fact

S-2

 EXHIBIT INDEX

            Note Regarding Reliance on Statements in Our Contracts: In reviewing the agreements included as exhibits to this Registration Statement on Form S-1, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about ServiceMaster Global Holdings, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about ServiceMaster Global Holdings, Inc., its subsidiaries and affiliates may be found elsewhere in this Registration Statement on Form S-1.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated as of December 31, 2013, by and between The ServiceMaster Company and The ServiceMaster Company, LLC, is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

2.2		Separation and Distribution Agreement, dated as of January 14, 2014, by and among ServiceMaster Global Holdings, Inc., The ServiceMaster Company, TruGreen Holding Corporation and TruGreen Limited Partnership, is incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

2.3		Employee Matters Agreement, dated as of January 14, 2014, by and among ServiceMaster Global Holdings, Inc., The ServiceMaster Company, LLC, TruGreen Limited Partnership and TruGreen Holding Corporation, is incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

2.4		Tax Matters Agreement, dated as of January 14, 2014, by and among ServiceMaster Global Holdings, Inc., The ServiceMaster Company, LLC, TruGreen Holding Corporation and TruGreen Limited Partnership, is incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

2.5		Transition Services Agreement, dated as of January 14, 2014, by and between The ServiceMaster Company, LLC and TruGreen Limited Partnership, is incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

3.1	†	Certificate of Amendment of Certificate of Incorporation of ServiceMaster Global Holdings, Inc.

3.2	†	Form of Second Amended and Restated Certificate of Incorporation of ServiceMaster Global Holdings, Inc.

3.3	†	Form of Second Amended and Restated By-Laws of ServiceMaster Global Holdings, Inc.

Exhibit Number	Description

4.1	Indenture, dated as of August 15, 1997, between The ServiceMaster Company (as successor to ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership) and the Harris Trust and Savings Bank, as trustee, is incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 of The ServiceMaster Company, filed August 6, 1997.

4.2	First Supplemental Indenture dated as of August 15, 1997 between The ServiceMaster Company (as successor to ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership) and the Harris Trust and Savings Bank, as trustee, is incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 1997 of The ServiceMaster Company, filed March 27, 1998.

4.3	Second Supplemental Indenture dated as of January 1, 1998 between The ServiceMaster Company and the Harris Trust and Savings Bank, as trustee, is incorporated by reference to Exhibit 2 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 26, 1998.

4.4	Third Supplemental Indenture dated as of March 2, 1998 between The ServiceMaster Company and the Harris Trust and Savings Bank, as trustee, is incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of the ServiceMaster Company, filed February 27, 1998.

4.5	Fourth Supplemental Indenture dated as of August 10, 1999 between The ServiceMaster Company and the Harris Trust and Savings Bank, as trustee, is incorporated by reference to Exhibit 3 to the Current Report on Form 8-K filed of The ServiceMaster Company, filed August 16, 1999.

4.6	Fifth Supplemental Indenture, dated as of January 14, 2014, among The ServiceMaster Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as Trustee is incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

4.7	Form of 7.45% Note due August 14, 2027 is incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of The ServiceMaster Company, filed August 6, 1997.

4.8	Form of 7.10% Note due March 1, 2018 is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the ServiceMaster Company, filed February 27, 1998.

4.9	Form of 7.25% Note due March 1, 2038 is incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of the ServiceMaster Company, filed February 27, 1998.

4.10	Indenture, dated as of February 13, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as Trustee, is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 14, 2012.

4.11	First Supplemental Indenture, dated as of February 13, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as Trustee, is incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 14, 2012.

Exhibit Number		Description
4.12		Second Supplemental Indenture, dated as of February 16, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as Trustee, is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 16, 2012.
4.13		Third Supplemental Indenture, dated as of August 21, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as Trustee, is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed August 21, 2012.

4.14		Fourth Supplemental Indenture, dated as January 14, 2014, among The ServiceMaster Company, LLC, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as Trustee is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

4.15		Fifth Supplemental Indenture, dated as January 14, 2014, among The ServiceMaster Company, LLC, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as Trustee is incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

4.16		Form of 8% Senior Note maturing in 2020 is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 14, 2012.

4.17		Form of 7% Senior Note maturing in 2020 is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 14, 2012.

4.18	*	Form of Common Stock Certificate.

5.1	*	Opinion of Debevoise & Plimpton LLP.

10.1		Term Loan Credit Agreement, dated as of July 24, 2007, among CDRSVM Acquisition Co., Inc., certain other Loan Parties (as defined therein), the lenders party thereto, and Citibank, N.A., as administrative agent (in such capacity, the "Term Loan Administrative Agent") and collateral agent (in such capacity, the "Term Loan Collateral Agent") and letter of credit facility issuing bank and JPMorgan Chase Bank, N.A., as syndication agent is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.2		Term Loan Assumption Agreement, dated as of July 24, 2007, between CDRSVM Acquisition Co., Inc. and The ServiceMaster Company is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.3		Term Loan Amendment Letter, dated as of July 30, 2007, among The ServiceMaster Company, the Commitment Letter Lenders and Joint Lead Arrangers (each as defined therein) parties thereto, and the other parties thereto is incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.4		Term Loan Supplemental Agreement, dated as of August 13, 2008, made by TruGreen Companies L.L.C. in favor of CitiBank, N.A. is incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1 of The ServiceMaster Company, filed October 22, 2008.

Exhibit Number	Description
10.5	Amendment No. 1 to the Credit Agreement, dated as of August 22, 2012, among the The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent and JPMorgan Chase Bank, N.A. as syndication agent, is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed August 22, 2012.
10.6	Amendment No. 2 to the Credit Agreement, dated as of February 22, 2013, among the The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 25, 2013.

10.7	Term Loan Credit Agreement Joinder Agreement, dated as of January 14, 2014, among The ServiceMaster Company, The ServiceMaster Company, LLC, Citibank, N.A., as administrative agent, and the other parties thereto is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

10.8	Assumption Agreement, dated as of January 14, 2014, by SMCS Holdco, Inc. and SMCS Holdco II, Inc., in favor of Citibank, N.A., as administrative agent and collateral agent for the banks and other financial institutions from time to time parties to the Credit Agreement referred to therein and the other Secured Parties (as defined therein) is incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

10.9	Guarantee and Collateral Agreement, dated as of July 24, 2007, made by the Company and the other Granting Parties (as defined therein), in favor of the Term Loan Administrative Agent and the Term Loan Collateral Agent is incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.10	Security Agreement, dated as of July 24, 2007, made by The ServiceMaster Company and ServiceMaster Consumer Services Limited Partnership, in favor of the Term Loan Collateral Agent and Term Loan Administrative Agent is incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.11	Revolving Credit Agreement, dated as of July 24, 2007, among The ServiceMaster Company, certain other Loan Parties (as defined therein), the lenders party thereto, and Citibank, N.A., as administrative agent (in such capacity, the "Revolving Administrative Agent"), collateral agent (in such capacity, the "Revolving Collateral Agent") and issuing bank and JPMorgan Chase Bank, N.A., as syndication agent is incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.12	Revolving Credit Supplemental Agreement, dated as of August 13, 2008, made by TruGreen Companies L.L.C. in favor of CitiBank, N.A. is incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1 of The ServiceMaster Company, filed October 22, 2008.

10.13	Amendment No. 1 to Revolving Credit Agreement, dated as of February 2, 2011, among The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent, is incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the year ended December 31, 2010 of The ServiceMaster Company, filed March 28, 2011.

Exhibit Number	Description
10.14	Extension Amendment No. 1 to Revolving Credit Agreement, dated as of January 30, 2012, among The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent, is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 14, 2012.

10.15	Increase Supplement, dated as of January 30, 2012, between JPMorgan Chase Bank, N.A., as increasing lender, and The ServiceMaster Company is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 14, 2012.

10.16	Amendment No. 3 to Revolving Credit Agreement, dated November 27, 2013 and effective as of January 14, 2014, among The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent, is incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.17	Revolving Credit Agreement Joinder Agreement, dated as of January 14, 2014, among The ServiceMaster Company, The ServiceMaster Company, LLC, Citibank, N.A., as administrative agent, and the other parties thereto is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

10.18	Assumption Agreement, dated as of January 14, 2014, by SMCS Holdco, Inc. and SMCS Holdco II, Inc., in favor of Citibank, N.A., as administrative agent and collateral agent for the banks and other financial institutions from time to time parties to the Revolving Credit Agreement referred to therein and the other Secured Parties (as defined therein) is incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of The ServiceMaster Company, LLC, filed January 17, 2014.

10.19	Intercreditor Agreement, dated as of July 24, 2007, between the Revolving Administrative Agent and Revolving Collateral Agent and the Term Loan Administrative Agent and Term Loan Collateral Agent is incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.20	Guarantee and Collateral Agreement, dated as of July 24, 2007, made by The ServiceMaster Company and the other Granting Parties (as defined therein), in favor of the Revolving Collateral Agent and the Revolving Administrative Agent is incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.21	Security Agreement, dated as of July 24, 2007, made by The ServiceMaster Company and ServiceMaster Consumer Services Limited Partnership, in favor of the Revolving Collateral Agent and Revolving Administrative Agent is incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of The ServiceMaster Company, filed July 30, 2007.

10.22	Amended and Restated Consulting Agreement, dated as of November 23, 2009, among The ServiceMaster Company; ServiceMaster Global Holdings, Inc.; and Clayton, Dubilier & Rice, LLC is incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 2009 of The ServiceMaster Company, filed March 30, 2010.

Exhibit Number		Description
10.23		Form of Consulting Agreement entered into among The ServiceMaster Company; ServiceMaster Global Holdings, Inc.; Citigroup Alternative Investments LLC (assigned to StepStone Group LLC in 2010); BAS Capital Funding Corporation; and JPMorgan Chase is incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 of The ServiceMaster Company, filed August 14, 2009.

10.24		Amendment to Consulting Agreement, dated December 22, 2011, by and among The ServiceMaster Company, ServiceMaster Global Holdings, Inc. and BAS Capital Funding Corporation is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed December 23, 2011.

10.25		Amended and Restated Indemnification Agreement, dated as of November 23, 2009, among The ServiceMaster Company; ServiceMaster Global Holdings, Inc.; Clayton, Dubilier & Rice, Inc.; Clayton, Dubilier & Rice Fund VII, L.P.; Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P.; CDR SVM Co-Investor L.P.; CD&R Parallel Fund VII, L.P.; Clayton, Dubilier & Rice, LLC; and Clayton, Dubilier & Rice Holdings, L.P is incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2009 of The ServiceMaster Company, filed March 30, 2010.

10.26		Amended and Restated Indemnification Agreement, dated as of March 19, 2010, among The ServiceMaster Company and ServiceMaster Global Holdings, Inc. and Banc of America Capital Investors V, L.P., BAS Capital Funding Corporation, BACSVM, L.P., Banc of America Strategic Investments Corporation, Banc of America Capital Management V, L.P., BACM I GP, LLC and BA Equity Co-Invest GP LLC is incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 2009 of The ServiceMaster Company, filed March 30, 2010.

10.27		Amended and Restated Indemnification Agreement, dated as of March 19, 2010, among The ServiceMaster Company and ServiceMaster Global Holdings, Inc. and Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CPE Co-Investment (ServiceMaster) LLC and Citigroup Private Equity LP is incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the year ended December 31, 2009 of The ServiceMaster Company, filed March 30, 2010.

10.28		Amended and Restated Indemnification Agreement, dated as of March 19, 2010, among The ServiceMaster Company and ServiceMaster Global Holdings, Inc. and JP Morgan Chase Funding, Inc. is incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 2009 of The ServiceMaster Company, filed March 30, 2010.

10.29	#	Employment Agreement, dated as of June 14, 2013, by and between Robert J. Gillette and ServiceMaster Global Holdings, Inc. is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed on June 18, 2013.

10.30	#	Amendment No. 1 to Employment Agreement, dated as of August 13, 2013, by and between Robert J. Gillette and ServiceMaster Global Holdings, Inc. is incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 of the ServiceMaster Company, filed August 14, 2013.

Exhibit Number		Description
10.31	#	Amendment No. 2 to Employment Agreement, dated as of February 28, 2014, by and between Robert J. Gillette and ServiceMaster Global Holdings, Inc. is incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.32	#	Employment Agreement dated as of February 16, 2011, by and between Harry J. Mullany III and ServiceMaster Global Holdings, Inc. is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 22, 2011.

10.33	#	Resignation Agreement and General Release, dated as of April 12, 2013, between Harry J. Mullany III and ServiceMaster Global Holdings, Inc. is incorporated by reference to Exhibit 10.50 to the Registration Statement on Form S-4 of The ServiceMaster Company, as amended, filed on April 16, 2013.

10.34	#	Offer Letter, dated as of August 26, 2013, by and between Alan J. M. Haughie and The ServiceMaster Company is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The ServiceMaster Company, filed on August 29, 2013.

10.35	#	Offer Letter, dated October 14, 2013, by and between William J. Derwin and The ServiceMaster Company is incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.36	#	Offer Letter effective November 14, 2013, between The ServiceMaster Company and David W. Martin related to his appointment as Senior Vice President and Chief Financial Officer of TruGreen is incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.37	#	Offer Letter dated April 29, 2011, between The ServiceMaster Company and David W. Martin related to his appointment as The ServiceMaster Company's Interim Chief Financial Officer is incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 of The ServiceMaster Company, filed May 16, 2011.

10.38	#	Offer Letter dated November 19, 2012, between The ServiceMaster Company and David W. Martin related to his appointment as The ServiceMaster Company's Interim Chief Financial Officer is incorporated by reference to Exhibit 10.30 to the Annual Report on Form 10-K for the year ended December 31, 2012 of The ServiceMaster Company, filed March 4, 2013.

10.39	#	Offer Letter dated December 9, 2012, between The ServiceMaster Company and R. David Alexander is incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.40	#	Executive Officer Retention Agreement awarded to David W. Martin on May 21, 2013 is incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 of The ServiceMaster Company, filed August 14, 2013.

10.41	#	Cash Retention Agreement awarded to David W. Martin on May 21, 2013 is incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed August 14, 2013.

Exhibit Number		Description
10.42	#	Employment Offer Letter dated July 30, 2012, between The ServiceMaster Company and Mark J. Barry related to his appointment as the President and Chief Operating Officer of American Home Shield is incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K for the year ended December 31, 2012 of The ServiceMaster Company, filed March 4, 2013.

10.43	#	Severance Agreement, dated as of August 26, 2013, by and between Alan J. M. Haughie and The ServiceMaster Company is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed on August 29, 2013.

10.44	#	Severance Agreement dated as of November 11, 2013, between The ServiceMaster Company and William J. Derwin is incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.45	#	Severance Agreement dated as of January 15, 2013, between The ServiceMaster Company and David Alexander is incorporated by reference to Exhibit 10.36 of the Annual Report on Form 10-K for the year ended December 31, 2012 of The ServiceMaster Company, filed March 4, 2013.

10.46	#	Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan, as amended as of October 25, 2012 (the "MSIP"), is incorporated by reference to Exhibit 10 to the Current Report on Form 8-K of The ServiceMaster Company, filed October 26, 2012.

10.47	#	Form of Employee Stock Subscription Agreement under the MSIP is incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K for the year ended December 31, 2007 of The ServiceMaster Company, filed March 28, 2008.

10.48	#	Form of Employee Stock Option Agreement under the MSIP is incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K for the year ended December 31, 2007 of The ServiceMaster Company, filed March 28, 2008.

10.49	#	Form of Employee Deferred Share Unit Agreement under the MSIP is incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K for the year ended December 31, 2007 of The ServiceMaster Company, filed March 28, 2008.

10.50	#	Form of Participation Agreement under the MSIP is incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K for the year ended December 31, 2007 of The ServiceMaster Company, filed March 28, 2008.

10.51	#	Form of Employee Stock Subscription Agreement under the MSIP related to stock option exercises is incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 of The ServiceMaster Company, filed May 13, 2010.

10.52	#	Form of Employee Restricted Stock Unit Agreement under the MSIP is incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 of The ServiceMaster Company, filed November 15, 2010.

10.53	#	Form of Employee Performance Restricted Stock Unit Agreement under the MSIP is incorporated by reference to Exhibit 10.44 of the Annual Report on Form 10-K for the year ended December 31, 2012 of The ServiceMaster Company, filed March 4, 2013.

10.54	#	Form of Employee Stock Subscription Agreement for Robert J. Gillette is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed on June 18, 2013.

Exhibit Number		Description
10.55	#	Form of Employee Restricted Stock Unit Agreement for Robert J. Gillette is incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of The ServiceMaster Company, filed on June 18, 2013.

10.56	#	Form of Employee Stock Option Agreement for Robert J. Gillette is incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of The ServiceMaster Company, filed on June 18, 2013.

10.57	#	Director Stock Subscription Agreement for John Krenicki, Jr. dated December 11, 2013 is incorporated by reference to Exhibit 10.59 to the Annual Report on Form 10-K for the year ended December 31, 2013 of The ServiceMaster Company, LLC, filed March 5, 2014.

10.58	#	Form of Employee Stock Subscription Agreement for Harry J. Mullany III is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 22, 2011.

10.59	#	Form of Employee Restricted Stock Unit Agreement for Harry J. Mullany III is incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 22, 2011.

10.60	#	Form of Employee (Superperformance) Stock Option Agreement for Harry J. Mullany III is incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 22, 2011.

10.61	#	Form of Employee Stock Option Agreement for Harry J. Mullany III is incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of The ServiceMaster Company, filed February 22, 2011.

10.62	#	Employee Restricted Stock Unit Agreement for David W. Martin dated as of May 21, 2013 is incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 of The ServiceMaster Company, filed August 14, 2013.

10.63	†	Registration Rights Agreement among ServiceMaster Global Holdings, Inc. and the Stockholders party thereto.

10.64	†	Amended and Restated Stockholders Agreement, dated as of January 14, 2014, among ServiceMaster Global Holdings, Inc. and the Stockholders party thereto.

10.65	†	Form of Second Amended and Restated Stockholders Agreement to be entered into among ServiceMaster Global Holdings, Inc. and the Stockholders party thereto.

10.66		Amendment No. 2 to Consulting Agreement, dated as of March 21, 2014, among The ServiceMaster Company, LLC, ServiceMaster Global Holdings, Inc., BAS Capital Funding Corporation and Ridgemont Partners Management, LLC is incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of The ServiceMaster Company, LLC, filed May 2, 2014.

10.67		Termination of Indemnification Agreement, dated as of March 21, 2014, by Banc of America Capital Investors V, L.P., BAS Capital Funding Corporation, BACSVM, L.P., Banc of America Strategic Investments Corporation, Banc of America Capital Management V, L.P., BACM I GP, LLC and BA Equity Co-Invest GP LLC is incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of The ServiceMaster Company, LLC, filed May 2, 2014.

Exhibit Number		Description
10.68		Consulting Agreement, dated March 21, 2014, among The ServiceMaster Company, LLC, ServiceMaster Global Holdings, Inc. and Ridgemont Partners Management, LLC is incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of The ServiceMaster Company, LLC, filed May 2, 2014.

10.69		Indemnification Agreement, dated as of March 21, 2014, among The ServiceMaster Company, LLC, ServiceMaster Global Holdings, Inc. and Ridgemont Partners Management, LLC is incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of The ServiceMaster Company, LLC, filed May 2, 2014.

10.70	#	Employee Stock Option Agreement for Mark J. Barry, dated as of March 18, 2014 is incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of The ServiceMaster Company, LLC, filed May 2, 2014.

10.71	*	Form of Director Indemnification Agreement.

10.72	*	Form of Amended and Restated Registration Rights Agreement to be entered into among ServiceMaster Global Holdings, Inc. and the Stockholders party thereto.

10.73	#*	ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.

10.74	#†	ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan.

10.75	#†	ServiceMaster Deferred Compensation Plan.

10.76	#†	Form of Director Restricted Stock Agreement.

10.77	#†	Form of Employee Stock Option Agreement under the ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.

10.78	#†	Form of Employee Restricted Stock Unit Agreement under the ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.

10.79	#†	ServiceMaster Global Holdings, Inc. Directors' Deferred Compensation Plan.

10.80	#†	Form of Director Restricted Stock Agreement under the ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.

10.81	*	Termination Agreement between ServiceMaster Global Holdings, Inc., The ServiceMaster Company, LLC and Clayton, Dubilier & Rice, LLC.

10.82	*	Termination Agreement between ServiceMaster Global Holdings, Inc., The ServiceMaster Company, LLC and StepStone Group LLC.

10.83	*	Termination Agreement between ServiceMaster Global Holdings, Inc., The ServiceMaster Company, LLC and JPMorgan Chase Funding, Inc.

10.84	*	Termination Agreement between ServiceMaster Global Holdings, Inc., The ServiceMaster Company, LLC and Ridgemont Partners Management, LLC.

21.1	†	List of Subsidiaries as of March 15, 2014.

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

Exhibit Number		Description
24.1	†	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-1).

#
Denotes management contract or compensatory plan or arrangement.

*
Filed herewith.

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
Financial Statement Schedules REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SCHEDULE I SERVICEMASTER GLOBAL HOLDINGS, INC. (PARENT) CONDENSED FINANCIAL INFORMATION CONDENSED STATEMENTS OF INCOME (In millions)
SERVICEMASTER GLOBAL HOLDINGS, INC. (PARENT) CONDENSED FINANCIAL INFORMATION CONDENSED BALANCE SHEETS (In millions)
SERVICEMASTER GLOBAL HOLDINGS, INC. (PARENT) CONDENSED FINANCIAL INFORMATION CONDENSED STATEMENTS OF CASH FLOWS (In millions)
Notes to ServiceMaster Global Holdings, Inc. (Parent) Condensed Financial Statements
SCHEDULE II SERVICEMASTER GLOBAL HOLDINGS, INC. VALUATION AND QUALIFYING ACCOUNTS (In millions)
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX